Exhibit 23.3

Consent of Burton-Taylor International Consulting LLC

We hereby consent to the use of our name and our industry data and reports in the Registration Statement on Form S-1 (together with any amendments or supplements thereto) to be filed by Interactive Data Holdings Corporation, a Delaware corporation, and in the prospectus contained therein.

Dated: October 9, 2015

BURTON-TAYLOR INTERNATIONAL CONSULTING LLC

By:	/s/ DOUGLAS B. TAYLOR
	Name:	Douglas B. Taylor
	Title:	Founder and Managing Partner